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                                                                     EXHIBIT N.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post Effective Amendment No. 2 to this registration statement on Form N-2 (File No. 333-3315) of our reports dated February 28, 1998 on our audits of the consolidated financial statements, consolidated schedule of investments and financial highlights of PMC Capital, Inc. and subsidiaries and of the financial statements of the PMC Capital Limited Partnership. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data."



Coopers & Lybrand L.L.P.

Dallas, Texas
April 16, 1998